                                                                   EXHIBIT 10.48


                                LEASE AGREEMENT
                          (BUILDING A AND BUILDING C)

         1. Parties. This Lease, dated for reference purposes as of November 26, 1996, is made by and between SBC&D CO., INC., a California corporation ("Landlord"), and CISCO SYSTEMS, INC., a California corporation ("Tenant").

         2. Demise of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") to be situated on the real property more particularly described in EXHIBIT "A" attached hereto (the "Land") located in the City of San Jose, County of Santa Clara, State of California, described as follows:

                 (a) Those two (2) buildings to be constructed on the Land by Landlord in accordance with the terms of the Improvement Agreement described below and which are identified as "Building A" and "Building C" on the site plan attached hereto as EXHIBIT "B" (hereinafter referred to as the "Buildings"
or "Building A and Building C").   Building A and Building C shall contain
approximately 150,000 square feet.

                 (b) The leasehold improvements to be constructed by Landlord in Building A and Building C in accordance with the Improvement Agreement (the "Tenant Improvements").

         The Buildings and the Tenant Improvements are collectively referred to in this Lease as the "Improvements". The Improvements are to be constructed by Landlord in accordance with the Improvement Agreement attached hereto as EXHIBIT "C" (the "Improvement Agreement").

         Upon any termination of this Lease with respect to either Building A or Building C and the Tenant Improvements therein pursuant to Subparagraph 4(c) below, the term "Buildings" shall thereafter mean only the Building remaining subject to this Lease, and the terms "Improvements" and "Premises" shall each mean only the Building and Tenant Improvements remaining subject to this Lease.

         In addition to the lease of the Premises described above, Landlord hereby grants to Tenant the non-exclusive right to use the Common Area in accordance with the terms of Paragraph 8 below. At such time as Tenant is leasing both of the Buildings described under this Lease and both of the Buildings described in the Adjacent Lease, Tenant shall be entitled to use all of the parking spaces located on the Land (which total parking spaces shall be equal to approximately one thousand ninety-one (1,091) parking spaces). In the event Tenant is no longer the tenant of any Building under this Lease, Tenant's right to use the parking areas within the Common Area under this Lease shall be limited to the non-exclusive use of that number of parking spaces determined by dividing the number of square feet of Building then leased by Tenant under this Lease by 1,000 and then multiplying that quotient by four (4) and then
multiplying that product by eighty-five percent (85%).   For example, if Tenant
vacates Building A covered by this Lease and continues to lease seventy-six thousand square feet in Building B, then Tenant would be entitled to the non-exclusive use of two hundred fifty-eight (258) spaces under this Lease. Such 258 spaces is arrived at by dividing 76,000 by 1,000, then multiplying that quotient (i.e.
76) by 4, and then multiplying that product (i.e. 304) by 85%. Landlord reserves the right to grant to future tenants of Building A and/or Building C (following the termination of this Lease with respect to either Building) and tenants of the Adjacent Buildings referred to below, and to the agents, employees, invitees, contractors, guests, customers and representatives of such tenants, or to any other user authorized by Landlord, the non-exclusive right to use the Common Area for pedestrian and vehicular ingress and egress and vehicular parking.

         3. Conditions Precedent. The effectiveness of this Lease is hereby conditioned upon the satisfaction of the following conditions precedent:

                          (i)     Landlord's acquisition of the Land on or
before March 3, 1997; and

                          (ii)    Landlord's obtaining a binding, written
commitment or agreement for the financing, joint venture development or sale of the Premises on or before January 10, 1997, that is acceptable in form and substance to Landlord in its sole discretion, and which commitment or agreement is in a form and content acceptable to Landlord in its sole discretion; and

                          (iii)   Landlord and Tenant concurrently herewith
entering into another lease agreement (the "Adjacent Lease") on terms substantially the same as this lease covering two (2) additional buildings (and leasehold improvements therein) to be constructed by Landlord on another portion of the Land. Such additional two buildings are hereinafter referred to herein as "Building B and Building D" or the "Adjacent Buildings".

         With respect to the condition set forth in clause (i) above, Landlord hereby agrees that in the event Landlord does not acquire the Land by January 10, 1997, then, provided the seller of the Land does not breach its obligation to sell the Land and provided further that all contingencies to Landlord's obligation to close escrow on the Land are satisfied, Landlord (or its successor or assign) shall acquire the Land upon the earlier of (A) the date five (5) business days following the date such seller obtains a water quality certification (approved by Landlord) or waiver of such certification from the San Francisco Bay Regional Water Quality Control Board, or (B) March 3, 1997.

         If any of the foregoing conditions precedent are not satisfied by the applicable outside dates established therefor, then Landlord may terminate this Lease by written notice to Tenant given not later than three (3) business days following the outside date established for satisfaction of the applicable
condition precedent as set forth above.   Upon any such termination of this
Lease, neither party shall have any obligations to the other in connection with or under this Lease except for obligations accruing prior to the termination and obligations which, by their terms, survive the termination of this Lease.

         If any of the foregoing conditions precedent are not satisfied on or before March 3, 1997, then Tenant shall have the right to terminate this Lease by written notice to Landlord given not later than the earlier of (y) the date such conditions are satisfied, or (z) March

10, 1997.   In the event that Tenant fails to give such notice of termination by the earlier of the dates set forth in clause (y) and (z) of the immediately preceding sentence, then Tenant shall be deemed to have waived its right to terminate this Lease as provided above.

                 Tenant acknowledges that Landlord may subdivide or parcelize the Land into two (2) separate legal parcels, each containing approximately the same square footage as the other. If Landlord so subdivides or parcelizes the Land into two (2) separate legal parcels as described above, Building A and Building C shall be situated on one of the legal parcels and Building B and Building D shall be located on the other legal parcel. Tenant has no objection to Landlord subdividing or parcelizing the Land as described above and Tenant agrees to reasonably cooperate with Landlord, at no material cost to Tenant, in any such subdivision or parcelization of the Land as described above.

         4.      Lease Term.

                 (a) Lease Term. The term of this Lease ("Lease Term") shall be for the period commencing on the Commencement Date (as defined below) and ending four (4) years following the later of the Substantial Completion Date (as defined in Subparagraph 4(a) below) under this Lease or the Substantial Completion Date (as defined in Subparagraph 4(a) of the Adjacent Lease) under the Adjacent Lease; provided, however, that Tenant shall have the right to terminate this Lease as to Building A and/or Building C pursuant to Subparagraph 3(c) below and Tenant shall have the right to extend the Lease Term as to both Buildings (but not one of the Buildings) pursuant to Subparagraph 3(d) below.

                 (b) Commencement Date. As used in this Lease, the term "Commencement Date" shall mean the earlier of: (i) the date on which all Improvements to be constructed by Landlord under the Improvement Agreement have been substantially completed (the "Substantial Completion Date"), or (ii) the date Tenant commences its business operations in Building A or Building C. Such Improvements shall be deemed substantially completed upon the occurrence of the earlier of the following:

                          (i)     the date on which all Improvements to be
constructed by Landlord have been substantially completed except for (1) punch list items which do not prevent Tenant from using the Buildings for their intended use, and (2) such work as Landlord is required to perform but which is delayed because of tenant delays as described in paragraph 7 of the Improvement Agreement attached hereto as Exhibit "C"; or

                          (ii)    the date the  City of San Jose completes a
final inspection of Building A and Building C and the Tenant Improvements to be constructed therein and the building inspector issues or gives his/her final sign off on the applicable building permit covering such Buildings and Tenant Improvements.

         Landlord agrees to exercise diligent, good faith efforts to substantially complete construction of the respective Buildings and the Tenant Improvements therein (and the parking areas and common area access appurtenant thereto ) not later than the applicable dates set forth immediately below:

                 Building A (and parking areas                  October 15, 1997
                 and common area access
                 appurtenant thereto)


                 Building C (and parking areas                  October 30, 1997
                 and common area access
                 appurtenant thereto)


         If Building A, Building C and the parking areas and common area access appurtenant thereto to be constructed by Landlord pursuant to the terms of Exhibit "C" are not substantially completed on or before the target dates set forth above, then Landlord shall not be liable for any damage or loss incurred by Tenant for Landlord's failure for whatever cause to deliver possession of the Buildings by a particular date, nor shall this Lease be void or voidable on account of such failure to deliver possession of the Buildings; provided, however, if Landlord does not deliver possession of the Buildings to Tenant by March 1, 1998, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within five (5) days thereafter, and Landlord and Tenant shall be relieved of their respective obligations hereunder; provided further that the date of March 1, 1998 above shall be extended by the number of days the work on the improvements to be constructed by Landlord is delayed due to tenant delays as described in paragraph 7 of the Improvement Agreement attached hereto as EXHIBIT "C". In the event of any such termination by Tenant for failure of Landlord to deliver possession of a Building to Tenant by March 1, 1998, as such date may be extended by Tenant delays as described above, Landlord shall promptly reimburse Tenant for all costs of construction of tenant improvements paid by Tenant solely with respect to the applicable Building or Buildings under this Lease for which possession has not been delivered to Tenant.

                 (c) Termination Options. Provided Tenant is not in default both as of the date Tenant exercises the applicable Termination Option described herein and as of the termination of this Lease with respect to the applicable Building and Tenant Improvements therein, Tenant shall have the right to terminate this Lease with respect to a single Building designated by Tenant (the "Termination Options") as of the last day of the first, second and third quarters of the last twelve months of the initial Lease Term (the "Termination Dates") by giving written notice to Landlord of the applicable Building and termination no later than ninety (90) days prior to the applicable Termination Date and by vacating and surrendering possession of the applicable Building and Tenant Improvements therein in accordance with the provisions of Paragraph 34 below; provided, however, if Tenant exercises its Termination Option as to either Building B or Building D under the Adjacent Lease prior to the exercise of any Termination Option as to Building A or Building C hereunder, then Tenant shall not have the right to exercise the Termination Option as to Building A or Building C until Tenant has exercised the Termination Option under the Adjacent Lease as to both Building B and Building D. Tenant further agrees that under no circumstances shall it be permitted to exercise the Termination Option under this Lease and under the Adjacent Lease concurrently. If Tenant timely exercises a Termination Option with respect to Building A or Building C and the Tenant Improvements located therein, then such termination as to such applicable Building and Tenant Improvements located therein shall be effective as of the date Tenant vacates and surrenders possession of the applicable Building and Tenant Improvements in accordance with the provisions of Paragraph 34 below, but in no event earlier than the
applicable Termination Date.   In the event this Lease is terminated by Tenant
as to any Building, Tenant shall be excused from obligations under this Lease with respect to such Building which would have otherwise accrued following the effective date of such termination. Upon the effective date of each early termination of this Lease with respect to a Building, Tenant's Proportionate Share (defined in Subparagraph 8(e)(ii) below) shall be appropriately reduced in accordance with Subparagraph 8(e)(ii). Anything in this Lease to the contrary notwithstanding, the parties hereto agree that if Tenant exercises any Termination Option under this Subparagraph 4(c), Tenant shall have no right to extend the Lease Term pursuant to the terms of Subparagraph 4(d) below as to either Building A or Building C, or both Buildings, and any exercise of an Extension Option by Tenant hereunder after any exercise of a Termination Option hereunder shall be deemed void and of no force or effect. In addition, anything in this Lease to the contrary notwithstanding, if Tenant exercises any Extension Option described below, then Tenant shall have no right to terminate this Lease early as to Building A or Building C or the Tenant Improvements therein as provided in this Subparagraph 4(c) and any exercise of a Termination Option hereunder by Tenant after any exercise of an Extension Option hereunder shall be deemed void and of not force or effect.

                 (d) Extension Options. Subject to the terms of Subparagraph 4(c) above, Tenant shall have either two (2) options to extend the Lease Term for a period of one (1) year each or, alternatively, one (1) option to extend the Lease Term for a period of three (3) years (such applicable option(s) hereinafter being referred to as the "Extension Options" and the period(s) or term(s) of such applicable Extension Option hereinafter being referred to as the "Extension Terms") provided that Tenant is not in default both as of the date Tenant exercises the applicable Extension Option and as of the first day of the applicable Extension Term, and provided, further, that Tenant gives Landlord written notice of Tenant's exercise of the applicable Extension Option at least one hundred and eighty (180) days prior to the end of the then-current Lease Term. If Tenant first exercises an Extension Option for a term of one (1) year, then Tenant shall be deemed to have waived the right to exercise the Extension Option for a period of three (3) years. Conversely, if Tenant first exercises the Extension Option for a period of three (3) years, then Tenant shall be deemed to have waived the right to exercise the Extension Options for a period of one (1) year each. If Tenant timely exercises an Extension Option in the manner prescribed herein, then such
exercise shall be with respect to both Building A and Building C.   All of the
terms of this Lease shall apply to each Extension Term, except that the Monthly Installment of rent shall be calculated as set forth in Subparagraph 5(b) below, Tenant shall not be entitled to any additional Extension Options or Termination Options, and the provisions of EXHIBIT "C" shall not be applicable to the Extension Terms. If Tenant fails to exercise, or fails to effectively exercise, the first one (1) year Extension Option, then the second one (1) year Extension Option shall be void and of no force or effect. The one-year Extension Options shall be personal to Cisco Systems, Inc. and may not be assigned to, transferred to or exercised for the benefit of any third party (other than an Affiliate of Tenant as defined in Paragraph 25 below). Any exercise of one-year Extension Option by or on behalf of any assignee, sublessee or transferee (other than an Affiliate of Tenant) of

Tenant's rights or interests in this Lease or the Premises, or any portion thereof, shall be void and of no force and effect. Notwithstanding the foregoing, Tenant shall have the right to assign the three-year Extension Option to an Affiliate of Tenant or to an assignee, sublessee or transferee of the Premises, or portion thereof, approved by Landlord under this Lease; provided, however, in such instance, Cisco Systems, Inc. shall not be relieved or released of Tenant's obligations under this Lease during such three-year Extension Term. Tenant shall have no right to exercise an Extension Option if Tenant has previously exercised a Termination Option as to Building A or Building C as described in Subparagraph 4(c).

                 (e) Early Entry. Tenant may enter the Buildings prior to the Commencement Date to install fixtures and equipment therein, provided Tenant first obtains the prior written approval of Landlord for such entry, which approval shall not be unreasonably withheld but which Landlord may withhold if Landlord determines in its reasonable discretion that such entry will delay completion of construction of the Improvements which Landlord is required to construct pursuant to EXHIBIT "C". If Landlord permits Tenant to so enter upon the Premises, such entry shall be subject to all of the terms and conditions of this Lease, excepting only the obligation to pay the Monthly Installment of rent or Additional Rent (as defined in Subparagraph 5(d) below). Tenant shall coordinate its entry onto the Premises with Landlord and the contractors and other personnel employed by Landlord. Tenant shall at all times while exercising its right of entry, refrain from interfering with the construction activities of Landlord's personnel. In any case, Tenant shall repair any damage to the Improvements constructed by Landlord resulting from the entry upon the Premises by Tenant or Tenant's Agents prior to the Commencement Date or caused by the installation of fixtures and equipment by Tenant or Tenant's Agents. If the entry by Tenant or Tenant's Agents upon the Premises prior to the Commencement Date interferes with Landlord's construction activities, then Landlord shall give Tenant written notice requesting that Tenant cease such interference. If Tenant does not immediately comply with such notice from Landlord requesting that Tenant cease interference with Landlord's construction activities, and if the entry by Tenant prior to the Commencement Date causes a delay in completing the construction of the Improvements, then the Commencement Date shall be deemed to have occurred on the date the Improvements would have been completed had there been no such delay caused by Tenant or its a, employees, contractors or representatives. If Tenant does not immediately comply with notice from Landlord requesting that Tenant cease any interference with Landlord's construction activities, Tenant shall be required to vacate the Premises and shall have no further right to enter the Premises until the Commencement Date.

         5.      Rent.

                 (a) Time of Payment. Tenant shall pay to Landlord as rent for the Premises the respective sums specified in Subparagraph 5(b) below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Rent Commencement Date (defined below) and continuing through the Lease Term (as extended, if at all, pursuant to Subparagraph 4(d) above), together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the

Lease Term which is less than one (1) full month shall be a pro rata portion of the Monthly Installment based upon a thirty (30) day month. For purposes hereof, the "Rent Commencement Date" shall mean the Substantial Completion Date as described in Subparagraph 4(b), except that if Tenant commences its business operations in either Building A and/or Building C prior to the Substantial Completion Date, then the Rent Commencement Date as to the applicable Building(s) in which Tenant has commenced its business operations shall be the date that Tenant first commenced such business operations in the applicable Building(s).

                 (b) Monthly Installment. The Monthly Installment of rent for the period commencing on the Commencement Date of this Lease and ending on the Substantial Completion Date (if the Commencement Date and Substantial Completion Date are different dates) and the Monthly Installment of rent for the first year of the lease Term, commencing on the Substantial Completion Date, shall be equal to One Hundred Five Thousand Eight Hundred Twenty Dollars ($105,820) per month for Building A and One Hundred Eight Thousand Six Hundred Eighty Dollars ($108,680) per month for Building C.

         The Monthly Installment of rent during the Lease years following the first year of the Lease Term (including, without limitation, during each Extension Term) shall be the Monthly installment of rent for the immediately preceding year plus an additional Three Thousand Seven Hundred Dollars ($3,700) per month for Building A and Three Thousand Eight Hundred Dollars ($3,800) per month for Building C (which totals an additional Seven Thousand Five Hundred Dollars ($7,500) per month for Building A and Building C). Such Seven Thousand Five Hundred Dollar ($7,500) monthly increase on each anniversary of the Commencement Date as provided in the immediately preceding sentence is the equivalent of a Five Cent ($0.05) per rentable square foot per month increase in the monthly rental rate for the Buildings on each anniversary of the Commencement Date.

                 (c) Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after Landlord's delivery to Tenant of written notice stating that such amount has not been paid when due, then Tenant shall pay to Landlord, as additional rent, a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

                 (d) Additional Rent. All taxes, insurance premiums, Common Area Expenses (as defined in Subparagraph 8(b)), late charges, costs, expenses and other sums which Tenant is required to pay under this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs, and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid, commencing as of the applicable Rent Commencement Date, in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of the Monthly Installment of rent.

                 (e) Place of Payment. Rent shall be payable in lawful money of the United States of America to Landlord at 511 Division Street, Campbell, California 95008 or to such other person(s) or at such other place(s) as Landlord may designate in writing.

                 (f) Advance Payment. Not later than two (2) days following the date the condition set forth in Paragraph 3(ii) above is satisfied and Tenant is notified in writing of such fact, Tenant shall pay to Landlord the Monthly Installment of Rent in the amount of Two Hundred Fourteen Thousand Five Hundred Dollars ($214,500) for the first full month following the Substantial Completion Date.

         6. Security Deposit. Tenant shall not be obligated to deliver a security deposit to Landlord.

         7.      Use of Premises.

                 (a) Restrictions on Use. Tenant shall use the Premises for any lawful purpose provided such use is in conformance and compliance with all applicable governmental laws, regulations, rules and ordinances including, without limitation, all applicable environmental and zoning and land use laws, regulations, rules, and ordinances (collectively, "Laws"). Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liabilities arising out of the failure of Tenant to comply with any Law applicable to Tenant's use and occupancy of the Premises. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other tenant in Building A or Building C (in the event Tenant exercises its Termination Option with respect to Building A and/or Building C) or in Building B or Building D, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which would endanger the structure, or place any harmful liquids in the drainage system of the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the Buildings, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Parcel outside of the Buildings. Tenant shall strictly comply with the provisions of Paragraph 39 below.

                 (b) Wetlands. Tenant acknowledges that certain wetlands areas, consisting of approximately 5.3 acres, currently exist on the Land and that the current owner of the

Land has been authorized, under 33 CFR 330 Appendix A, Department of the Army Nationwide Permit 26, Headwaters and Isolated Waters pursuant to Section 404 of the Clean Water Act (33 U. S. C. 1344) to fill such wetlands areas. Such authorization to fill the wetlands areas is subject to compliance of the Nationwide Permit Conditions attached to the Nationwide Permit referred to above and the special condition attached to such Nationwide Permit authorization. A copy of such Nationwide Permit authorization dated September 11, 1996 (File No. 17991S) has been provided to Tenant for its information. Tenant agrees on behalf of itself and its agents, employees, contractors, representatives, invitees, licensees, assignees and sublessees, not to violate any of the terms or conditions of the Nationwide Permit authorization referred to above and not to modify any portion of the wetlands areas to be filled, or
caused to be filled,  by Landlord.   Tenant further agrees that if it assigns
or sublets any portion of the Premises as permitted by the terms of this Lease, Tenant shall, prior to the effective date of such assignment or subletting, disclose in writing to such assignee or sublessee that the Nationwide Permit authorization referred to above exists (and provide a copy of the same to such permitted assignee or sublessee) and require that such assignee or sublessee (and any of its assignees or sublessees) agree in writing not to violate any of the terms or conditions of the Nationwide Permit authorization referred to above.

                 (c) Initial Occupancy. Tenant shall be obligated to take possession and enter into occupancy of the Premises within thirty (30) days following the Substantial Completion Date; provided, however, that Landlord's sole remedy for breach of this covenant alone, at Landlord's election by written notice to Tenant, shall be to terminate this Lease. In the event of such termination under this clause (c), neither party shall have any further obligations under this Lease except Landlord's and Tenant's respective indemnification obligations under this Lease shall survive such termination of this Lease.

         8.      Common Area.

                 (a) Landlord's Obligations. Landlord shall maintain the Common Area (defined below) in a manner consistent with the maintenance of common areas at comparable Buildings in North San Jose. Landlord shall at all times have exclusive control of the Common Area and may at any time, for purposes of repair, replacement, maintenance, security, operation, or management of the Common Area, or any portion thereof, or to cut off any prescriptive rights in any portion of the Common Area, temporarily close any part thereof (so long as such closure does not materially interfere with Tenant's use and enjoyment of the Premises), exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Common Area in accordance with the reasonable rules and regulations as Landlord may from time to time promulgate. Landlord shall have the right to reconfigure or modify the Common Area and parking areas and ingress and egress to and from the parking area, and to modify the directional flow of traffic in the parking area or construct or install improvements therein, provided such changes or improvements to the Common Area shall not decrease the number of parking spaces on the site (unless reduction is necessary to comply with governmental laws, rules, codes or ordinances), materially impair access to the Premises or materially interfere with Tenant's use and enjoyment of the Premises.

         In the event Landlord fails to properly maintain the Common Areas in accordance with the terms set forth above, and such failure continues for a period of at least thirty (30) days following the receipt of written notice from Tenant to Landlord, Tenant shall have the right, so long as there are no other tenants under lease of all or any part of Building A, Building B, Building C or Building D, to cure Landlord's default in the maintenance of the
Common Area.   Landlord agrees to reimburse Tenant, within thirty (30) days following receipt of written invoices or statements from Tenant, for the reasonable costs incurred by Tenant in curing Landlord's default in the maintenance of the Common Areas. If Landlord fails to reimburse Tenant within the time period set forth in the immediately preceding sentence, then Tenant's sole remedy for such failure is to bring an action against Landlord for damages and Tenant shall have no right to offset or deduct such costs reasonably incurred in curing Landlord's default against the Monthly Installment of rent or any Additional Rent.

                 (b) Tenant to Pay Common Area Expenses. Tenant shall pay, as Additional Rent, Tenant's Proportionate Share (defined below) of all costs and expenses as may be paid or incurred by Landlord in maintaining, operating and repairing the entire Common Area situated on the Land (the "Common Area Expenses") during the Term.

                 (c) Monthly Payments. From and after the Rent Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Term an amount reasonably estimated by Landlord to be Tenant's Proportionate Share of the monthly Common Area Expenses. The foregoing estimated monthly charge may be adjusted by Landlord at the end of each calendar year on the basis of Landlord's experience and reasonably anticipated costs. At Tenant's written request, Landlord shall provide reasonable evidence of how Landlord estimated the monthly Common Area Expenses and/or how Landlord made any adjustment of said estimate. Any such adjustment shall be effective as of the calendar month next succeeding receipt by Tenant of written notice of such adjustment.

                 (d) Accounting. Within one hundred twenty (120) days following the end of each calendar year Landlord shall furnish Tenant a statement of the actual Common Area Expenses for the calendar year and the payments made by Tenant with respect to such period. If Tenant's payments of its Proportionate Share of Common Area Expenses do not equal the amount of the actual Common Area Expenses, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If Tenant's payments of Tenant's Proportionate Share of Common Area Expenses exceed Tenant's Proportionate Share of the actual Common Area Expenses, Landlord shall either offset the excess against the Common Area Expenses next thereafter to become due to Landlord or shall refund the amount of the overpayments to Tenant.
There shall be appropriate adjustments of the Common Area Expenses as of the Commencement Date and expiration of the Term. Tenant shall have the right, at its own expense and upon written notice to Landlord, but in no event more often than once any calendar year, to audit Landlord's books and records regarding the Common Area Expenses, provided, however, that Tenant shall keep the results of such audits confidential except to the extent required to be disclosed by law or to the extent necessary to be disclosed in a legal proceeding with Landlord relating to the amount of Common Area Expenses. The preceding sentence to the contrary notwithstanding, if the aforementioned audit discloses a discrepancy of two percent (2%) or more of the Common Area Expenses owed by Tenant for the applicable calendar year, Landlord shall pay Tenant's cost of the audit, not to exceed Two Thousand Dollars ($2,000).

                 (e) Definitions. As used herein, the following terms shall have the following definitions:

                          (i)     "Common Area" shall mean all portions of the
Land outside of the Buildings (excluding the exterior surfaces of the Buildings, which are to be maintained and cleaned by Landlord at Landlord's cost), including, without limitation, the parking areas and landscaping located on the Land; provided, however, that if the Land is subdivided in accordance with the last paragraph of Paragraph 3 above and at any time thereafter, the subdivided parcels comprising the Land are no longer owned by the same person or entity, then "Common Area" shall mean all portions of the subdivided parcel in which Building A and Building C are situated that are outside of such Buildings (excluding the exterior surfaces of the Buildings, which are to be maintained and cleaned by Landlord at Landlord's cost), including, without limitation, the parking areas and landscaping located on such subdivided parcel. Tenant shall have the non-exclusive right to use the Common Area, and Tenant's use of the Common Area shall be in common with the owner(s) and occupants of any Building as to which Tenant terminates this Lease pursuant to Subparagraph 4(c) above (and the owner(s) and occupants of Building B and/or Building D in the event Tenant terminates the Adjacent Lease as to either Building B or Building D, or both), and their respective agents, contractors, employees, guests and invitees. As provided above, anything herein to the contrary notwithstanding, in the event Tenant is no longer the tenant of any Building under this Lease, Tenant's right under this Lease to use the parking areas within the Common Area shall be limited to the non-exclusive use of that number of parking spaces determined by dividing the number of square feet of Building then leased by Tenant under this Lease by 1,000 and then multiplying that quotient by four (4) and then multiplying that product by eighty-five percent (85%). In no event shall Tenant be entitled to the non-exclusive use of less than the number of parking spaces required to be provided to Tenant under City of San Jose ordinances or codes.

                          (ii)    "Tenant's Proportionate Share" shall mean the
percentage determined by dividing the rentable area leased by Tenant in the Buildings by the rentable area of all buildings on the Land; provided, however, that if the Land is subdivided in accordance with the last paragraph of Paragraph 3 above, and at any time thereafter, the subdivided parcels comprising the Land are no longer owned by the same person or entity, then Tenant's Proportionate Share shall mean the percentage determined by dividing the rentable area leased by Tenant in Building A and Building C by the total rentable area of Building A and Building C. In determining the rentable area of a Building, Landlord and Tenant agree that such rentable area shall include all of the areas of the applicable Building, measured from the exterior faces of exterior walls, including roof overhangs, the inset area at each entryway, and the inset area for glazing, but excluding any truck dock areas, courtyards and outside decks.

  For example, provided Landlord retains ownership of all of the Land and Tenant does not exercise any of its Termination Options under this Lease or the Adjacent Lease, then from the Commencement Date of this Lease through the first three and one quarter (3.25) lease years following the Substantial Completion Date, Tenant's Proportionate Share shall be one hundred percent (100%). If Landlord retains ownership of all of the Land and Tenant timely exercises a Termination Option and vacates and surrenders possession of an applicable Building and Tenant Improvements located therein in accordance with the provisions of Paragraph 34 below, then Tenant's Proportionate Share shall be appropriately decreased as of the effective date of each termination of this Lease with respect to a Building pursuant to Subparagraph 4(c). (If the Land is subdivided in accordance with the last paragraph of Paragraph 3 above and the parcels comprising the Land are owned by two different persons or entities, then Tenant's Proportionate Share shall be the percentage determined in accordance with the first sentence of the preceding paragraph.)

                          (iii)    "Common Area Expenses" shall mean all
expenses, costs and amounts of every kind and nature (subject to the exclusions below) which Landlord shall pay or incur because of or in connection with the ownership, maintenance, repair, replacement, restoration and operation of the Common Area, including, without limitation, any amounts paid or incurred for:
(A) the cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing any and all utility systems, mechanical systems, sanitary and storm drainage systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (B) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Common Area Expenses, and the costs incurred in connection with the implementation and operation of any transportation system management program or similar program required by law;
(C) the cost of insurance for the Common Area carried by Landlord, in such amounts as Landlord may reasonably determine (excluding the cost of any insurance for which Landlord is reimbursed directly under Paragraph 10); (D) fees, charges and other costs, including without limitation, consulting fees, legal fees and accounting fees, of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, maintenance and repair of the Common Area (except that annual management fees shall be two percent of the annual base or "fixed" rent payable by tenants in the Buildings, including any buildings as to which this Lease has been terminated); (E) the cost of parking area repair, restoration, and maintenance, including, but not limited to, patching, repainting, restriping, and cleaning; (F) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Common Area, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits (prorated for any employee who does not devote substantially all of his or her time to the operation, maintenance, repair, management or security or the Common Area); (G) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs between the Buildings (or the subdivided parcel containing the Buildings) and other buildings or property; (H) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America NT+SA, as its prime rate or "reference rate", plus 2% per annum [the "Interest Rate"]) of the costs of acquiring, or the rental expense of personal property used in, the maintenance, operation and repair of the Common Area; (I) the cost of capital improvements (as determined under generally accepted accounting principles) or other costs incurred in connection with the Common Area that are required under any governmental law or regulation but which were not so required in connection with the Common Area at the time that permits for the construction of the Buildings were obtained provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine; and (J) all Property Taxes (as defined in Subparagraph 9(c) below) payable by Landlord with respect to the Common Area (excluding any taxes and assessments paid by Tenant under Paragraph 9 below).

         Notwithstanding the foregoing, however, Common Area Expenses shall not include (1) depreciation, interest and amortization on mortgages, or ground lease payments, if any; (2) legal fees incurred in negotiating and enforcing tenant leases; (3) real estate brokers' leasing commissions; (4) initial improvements or alterations to tenant spaces; (5) any costs expressly excluded from Common Area Expenses elsewhere in this Lease; (6) costs of any items to the extent Landlord receives, or would be entitled to receive if Landlord had obtained all insurance required to be maintained hereunder, reimbursement from insurance proceeds (except that any deductible amount under any insurance policy shall be included within Common Area Expenses) or from a third party;
(7) costs of capital improvements, except those set forth in this Subparagraph 8(e) (iii); (8) costs of repair and maintenance of the roof structure, foundations and exterior walls of the Buildings; (9) cost or any repair, maintenance or restoration arising from the negligence or willful misconduct or breach of this Lease by Landlord or its agents, employees or contractors; (10) costs attributable to repairing items that are covered by warranties in favor of Landlord; (11) costs of correcting any code violations that occurred with respect to the construction of any of the Buildings prior to the Substantial Completion Date; and (12) costs paid directly to Landlord pursuant to this Lease.

         9.      Taxes and Assessments.

                 (a) Tenant's Property. Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall use its best efforts to cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten
(10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

                 (b) Property Taxes. Tenant shall pay, as Additional Rent, one hundred percent (100%) of all Property Taxes levied or assessed with respect to the Premises or the Land, Buildings or Tenant Improvements which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord not later than (i) ten (10) days prior to the delinquency date of such Property Taxes, or (ii) twenty (20) days after receipt of billing, whichever is later. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's Lender requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of the annual Property Taxes. Tenant's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease. Notwithstanding anything to the contrary herein: (i) upon a termination of this Lease with respect to a Building under Subparagraph 4(c) above, Tenant shall pay Tenant's Proportionate Share of Property Taxes for the Land, Buildings, Tenant Improvements and Premises (including any Land, Building, Tenant Improvements and Premises as to which this Lease has been terminated) together with, and in the same manner as Tenant pays, Tenant's Proportionate Share of Common Area Expenses; and (ii) if the Land is subdivided in accordance with the last paragraph of Section 3 above and at any time thereafter, the subdivided parcels comprising the Land are no longer owned by the same person or entity, then Tenant shall pay the Property Taxes for the subdivided parcel containing the Buildings (rather than the Property Taxes for all of the Land), and the Property Taxes for the Buildings, Tenant Improvements and Premises.

                 (c) Property Taxes Defined. For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Buildings, Tenant Improvements and/or the Land, as applicable, or assessed, levied or imposed upon the Premises, the Buildings, Tenant Improvements and/or the Land, as applicable, or become due and payable and a lien or charge upon the Premises, the Buildings and/or the Land, as applicable, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Property Taxes" shall not include any federal, state or local net income, franchise, estate, gift or inheritance tax imposed on Landlord or any interest or penalties arising from Landlord's failure to pay any Property Taxes (unless such interest and/or penalties arise as a result of Tenant's failure to pay such Property Taxes when due hereunder).

                 (d) Other Taxes. To the extent not otherwise covered under Subparagraph 9(c) above, Tenant shall, as Additional Rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises or the Buildings (or the Common Area, in which case Tenant's payment and reimbursement obligations shall be limited to its Proportionate Share of the same); or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises.

                 (e) Tenant's Right to Contest. Prior to the date Tenant exercises any

Termination Option under this Lease (or under the Adjacent Lease if prior to the date the Land is parcelized or subdivided into two separate legal parcels), Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment, reassessment or allocation of Property Taxes or other taxes payable by Tenant in whole or in part or any change therein. In the contest or proceedings, Tenant may act in its own name and/or the name of Landlord and Landlord will, at Tenant's request and expense, cooperate with Tenant in any way Tenant may reasonably require in connection with such contest. Tenant must pay all Property Taxes as and when required by Paragraph 9(b), even those which are the subject of such protest or contest, but Tenant may sue to recover overpayments of Property Taxes as part of any such contest. With respect to any contest of Property Taxes, Tenant shall indemnify and hold Landlord and the Land, Buildings and Premises harmless from any liens or damage arising out of such protest or contest and shall pay any judgment that may be rendered for which Tenant would otherwise be liable under this Lease without such contest or protest. Such indemnification and hold harmless obligation shall survive the termination of this Lease. Any contest conducted by Tenant under this paragraph shall be at Tenant's expense and if interest or late charges become payable as a result of such contest or protest, Tenant shall pay the same.

         10.     Insurance.

                 (a) Indemnity. Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, the operation, maintenance, use or occupancy of the Premises, Buildings, Land or the Common Area by Tenant and/or its Agents (except to the extent attributable to the negligence or willful misconduct of, or breach of this Lease by, Landlord or its Agents). This Lease is made on the express understanding that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause (except to the extent attributable to the negligence or willful misconduct of Landlord or its Agents and, even then, in no event shall Landlord be liable under this Lease for claims of loss profits or loss of business or income), which in any way may be connected with the operation, maintenance, use or occupancy of the Premises, Buildings, Land or the Common Area by Tenant and/or its Agents specifically including, without limitation, any liability for injury to the person or property of Tenant or its Agents.

         Landlord agrees to indemnify, protect and defend Tenant against and hold Tenant harmless from any and all claims, causes of action, judgments, obligations or liabilities (including, without limitation, reasonable attorneys' fees) on account of bodily injuries, death or property damage caused by the negligence or willful misconduct of Landlord or its Agents; provided, however, in no event shall Landlord be liable under any circumstances for claims of loss profits or loss or business or income. The obligations of Landlord under this paragraph shall not be applicable to the extent any claims, causes of action, judgments, obligations or liabilities (including, without limitation, reasonable attorneys' fees) arise out or, or are related to, the negligence or willful misconduct of Tenant or its Agents.

 The obligations of Landlord and Tenant under this Paragraph 10(a) shall survive termination of this Lease.

                 (b) Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance insuring Landlord (as an additional insured) and Tenant against claims and liabilities arising out of the operation, maintenance, use, or occupancy of the Premises. Such insurance shall provide combined single limit coverage of not less than Three Million Dollars ($3,000,000.00) per occurrence. Such liability insurance shall contain a contractual liability endorsement. Landlord shall have the right to require Tenant to increase the amount of coverage of such commercial general liability insurance to the extent reasonably necessary to bring such insurance coverage into conformity with the level of coverage commonly carried by similar businesses in California, which right Landlord may exercise no more frequently than once every three (3) years during the lease term. The insurance shall be provided by companies with a Best's Insurance Guide rating of at least A- VIII or higher. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled without thirty (30) days prior written notice to Landlord, (3) insures contractual liability, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

         The preceding to the contrary notwithstanding, Landlord agrees that the original Tenant hereunder, Cisco Systems, Inc., may "self insure" against the claims, liabilities, damages, injuries and losses described in Subparagraph 10(b) above so long as Cisco Systems, Inc. has a net worth of not less than Five Hundred Million Dollars ($500,000,000), and the parties hereto agree that such self-insurance shall be primary. The right to so self insure shall apply only to the original Tenant hereunder and shall not apply to any assignee of such original Tenant. In the event the premiums for Landlord's liability insurance are increased by reason of Tenant's self-insurance (whether because of the parties' agreement that the original Tenant hereunder may self-insure or because of claims made or defense undertaken or proceeds paid under Landlord's liability policy which would not have otherwise occurred if Tenant had maintained a policy of liability insurance in accordance with the provisions of Subparagraph 10(b) above), Tenant agrees to pay promptly following demand and receipt of a statement of such increase, but in no event later than fifteen days after such demand and as Additional Rent, the amount of any such increase. The provisions of the immediately preceding sentence shall survive termination of this Lease with respect to any increase in Landlord's insurance premiums attributable to Tenant's self-insurance.

         Landlord shall maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises and the Common Areas, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection.
Tenant shall, as Additional Rent, reimburse Landlord for the cost of any such insurance policy within thirty (30) days after receipt of billing.

                 (c) Property Insurance. Landlord shall, at Tenant's expense, obtain and keep in force during the Lease Term a policy of insurance covering loss or damage to the Buildings and Tenant Improvements, in the amount of the full replacement value thereof with Agreed Amount Endorsement, providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months' rent (including, without limitation, sums payable as Additional Rent), together with such additional coverages (such as earthquake and/or flood insurance) which Landlord may elect, in its sole discretion, to maintain from time to time or which may be required from time to time by Landlord's Lender. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Buildings and Tenant Improvements. Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the cost of such insurance procured and maintained by Landlord on an annual basis within thirty (30) days after receipt of demand therefore from Landlord. Tenant's liability for the cost of such insurance shall be pro rated as of the commencement and termination of the Lease Term. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord Tenant's Proportionate Share of the amount of such deductible. Landlord agrees that during the Lease Term, Landlord's deductible under its earthquake insurance policy shall not be less than ten percent of the then replacement value of the Improvements.

                 (d) Tenant's Personal Property Insurance. Tenant acknowledges that the insurance to be maintained Landlord on the Premises pursuant to Paragraph 10(c) above will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment and personal property in the Premises, a policy of "All Risk" coverage insurance to the extent of at least ninety percent (90%) of their insurable value.

                 (e) Mutual Waiver of Subrogation. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 10(e) shall not apply in those instances in which the waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

         11. Utilities. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon.

         12.     Repairs and Maintenance.

                 (a) Landlord's Repairs. Subject to the provisions of Paragraph 16, Landlord, at its expense, shall keep and maintain the foundations, roof structure (excluding roof membrane) and exterior walls of the Buildings in good order and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Subparagraph 12(a) until a reasonable time after receipt of written notice from Tenant of the need for such repairs.

                 (b) Tenant's Repairs. Except as expressly provided in Subparagraph 12(a) above and Paragraph 16 below, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the interior walls and partitions, interior surfaces of exterior walls, carpets, flooring, roof membrane and the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment in good order, condition and repair. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment serving the Premises with an HVAC repair and maintenance contractor reasonably approved by Landlord.
The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports. Landlord shall assign to Tenant for the term of this Lease the benefit of all warranties available to Landlord which would reduce the cost of performing the obligations of Tenant to make repairs under this Subparagraph 12(b). Landlord shall cooperate with Tenant in the enforcement of such warranties.

         Should Tenant fail to commence to make repairs required of Tenant hereunder within fifteen (15) days after notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within thirty (30) days of written demand by Landlord.

         Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Subparagraph 12(a) and Paragraph 16. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in
Section 1942 of said Civil Code.

         13.     Alterations.

                 (a) Limitations. Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld) and without a valid building permit issued by the appropriate governmental authority; provided, however, Landlord's consent shall not be required for interior non-structural alterations which (i) with respect to each Building covered by this Lease, cost less than Fifty Thousand Dollars ($50,000) per work of improvement and less than Two Hundred Thousand Dollars ($200,000) in the aggregate for all alterations made with respect to each Building covered by this Lease during the entire Lease Term, (ii) will not adversely affect the building systems or structural integrity of the Buildings, and (iii) will not affect the exterior of the Buildings. Tenant shall give written notice to Landlord five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and prior to the commencement of any work of improvement on the Premises. All alterations or improvements made to the Premises by Tenant shall be made in accordance with applicable Laws and in a first-class workmanlike manner.

         At the time Tenant requests Landlord's consent to any alterations or improvements, Tenant shall request a decision from Landlord in writing as to whether Landlord will require Tenant, at Tenant's expense, to remove any such alterations or improvements and restore the Premises to their prior condition at the expiration or earlier termination of this Lease. If Tenant so requests such a decision from Landlord and Landlord does not require, at the time Landlord's consent is given to such alterations or improvements, that Tenant remove such alterations or improvements at expiration or earlier termination of this Lease, then such alterations or improvements to which Landlord consented shall become the property of Landlord upon the expiration or earlier termination of this Lease. If Tenant fails, at the time it requests Landlord's consent to any alteration or improvement, to request a decision from Landlord as to whether such alteration or improvement will be required to be removed by Tenant, at Tenant's cost, prior to the expiration or earlier termination of this Lease, or if Tenant makes any alterations or improvements to the Premises for which Landlord's consent is not required under this Lease, then no less than ninety (90) nor more than one hundred twenty (120) days prior to the expiration or earlier termination of the Lease term, Tenant by written notice to Landlord shall request Landlord to inform Tenant whether or not Landlord desires to have any alterations or improvements made to the Premises by Tenant as described in this sentence removed by Tenant, at Tenant's cost, prior to the expiration or earlier termination of this Lease. Following receipt of such notice, Landlord may elect to have all or a portion of Tenant's alterations or improvements removed from the Premises at the expiration or earlier termination of the Lease term, and Tenant shall, at its sole cost, remove at the expiration or earlier termination of this Lease such alterations or improvements designated by Landlord for removal and repair all damage to the Premises and Common Areas arising from such removal. In the event Tenant fails to so request Landlord's decision or fails to remove any alterations or improvements designated by Landlord for removal, Landlord may remove any such alterations or improvements made to the Premises by Tenant and repair all damage to the Premises and Common Areas arising from such removal, any recover from Tenant all costs and expenses incurred thereby. Tenant's obligation to pay such costs and expenses to Landlord shall survive the expiration or termination of this
Lease.    Unless Landlord requires that Tenant remove any such alteration, improvement or addition, any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of the Buildings, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

                 (b) Alterations Required by Law. If, during the term hereof, any alteration, addition or change of any sort to all or any portion of the Premises or Buildings is required by Law, Tenant shall promptly make the same at its sole cost and expense.

         14. Acceptance of the Premises. By entry and taking possession of the Premises pursuant to this Lease, Tenant accepts the Premises, the Buildings and the Common Area as being in good and sanitary order, condition and repair (subject to punch list items and reservation of claims of latent defects and claims under any warranties given under the Improvement Agreement attached hereto as EXHIBIT "C") and accepts the Premises and Common Area in their condition existing as of the date of such entry and Tenant further accepts the Tenant Improvements to be constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such Tenant Improvements, except for punch list items and reservation of claims of latent defects and claims under any warranties given under the Improvement Agreement referred to above. If any of the Improvements to be constructed by Landlord do not comply with applicable Building Codes, regulations or ordinances in effect as of the Commencement Date of this Lease, then to the extent the applicable governmental agency having jurisdiction over such non-compliance requires the same to be cured or rectified, Landlord agrees to promptly cure or rectify such non-compliance item(s) at no cost to Tenant. (unless Tenant's or any of its agents', employees', contractors', architects', or other representatives' acts, failure to act, negligence or willful misconduct cause such non-compliance, in which event Landlord shall have no obligation hereunder to cure or rectify such non-compliance item(s), but if Landlord does so cure or rectify such item(s), then Tenant shall reimburse Landlord, within fifteen days following receipt of written invoices or statements, for Tenant's equitable share (as reasonably determined by Landlord) of the cost of curing or rectifying such non-compliance item(s) to the extent attributable to Tenant or any of its agents, employees, contractors, architects or other representatives. Tenant acknowledges that neither the Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises, Buildings or the Common Area to the conduct of Tenant's business Any agreements, warranties or representations not expressly contained herein (or in the Exhibits attached hereto) shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant.

         15.     Default.

                 (a) Events of Default. A breach of this Lease by Tenant shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

                          (i)     Default in the payment when due of any
installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within five (5) days after written notice of such default is given to Tenant;

                          (ii)    Tenant's failure to perform any other term,
covenant or condition contained in this Lease (or in any of the Exhibits attached hereto) where such failure shall have continued for twenty (20) days after written notice of such failure is given to Tenant; provided, however, Tenant shall not be deemed in default if Tenant commences to cure such failure within said twenty (20) day period and thereafter diligently prosecutes such cure to completion;

                          (iii)   Tenant's abandonment of  any Building;

                          (iv)    Tenant's assignment of its assets for the
benefit of its creditors;

                          (v)     The sequestration of, attachment of, or
execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within sixty
(60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                          (vi)    Tenant hereunder shall commence any case,
proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

                          (vii)   Tenant  shall take any corporate action to
authorize any of the actions set forth in clause (vi) above;

                          (viii)  Any case, proceeding or other action against
Tenant shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within ten (10) business days after the entry thereof or (b) remains undismissed for a period of sixty (60) days; or

                          (ix)    An Event of Default shall have occurred under
the Adjacent Lease.

                 (b) Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                          (i)     Recovery of Rent.  Landlord shall be entitled
to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 33 below) from the due date of each installment of rent or other sum until paid.

                          (ii)    Termination.  Landlord may terminate this
Lease by giving Tenant written notice of termination. On the giving of the notice all of Tenant's rights in the Premises shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                                  (A)      Maintenance and preservation of the
Premises;

                                  (B)      Efforts to relet the Premises;

                                  (C)      Appointment of a receiver in order
to protect Landlord's interest hereunder;

                                  (D)      Consent to any subletting of the
Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                                  (E)      Any other action by Landlord or
Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

                          (iii)   Damages.  In the event this Lease is
terminated pursuant to Subparagraph 15.B(2) above, or otherwise, Landlord shall be entitled to damages in the following sums:

                                  (A)      The worth at the time of award of
the unpaid rent which has been earned at the time of termination; plus

                                  (B)      The worth at the time of award of
the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                                  (C)      The worth at the time of award of
the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                                  (D)      Any other amount necessary to
compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises;
(ii) real estate broker's fees, advertising costs and other expenses of reletting the Premises which are reasonably incurred by Landlord; (iii) reasonable costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (iv) reasonable expenses in retaking possession of the Premises; and (v) reasonable attorneys' fees and court costs.

                                  (E)      The "worth at the time of award" of
the amounts referred to in Subparagraphs (A) and (B) of this Paragraph 15(b)(iii), is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (C) of this Paragraph 15(b)(iii) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph 15 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

         16.     Destruction.

                 (a) Landlord's Duty to Restore. If the Improvements are damaged by any peril after the Commencement Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 16(b) or by Tenant pursuant to Paragraph 16(c). All insurance proceeds available from the property damage insurance carried by Landlord pursuant to Paragraph 10(c) shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraphs 16(b) or 16(c), then all insurance proceeds available from the insurance required to be carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on the termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Buildings and Tenant Improvements constructed by Landlord as they existed as of the Commencement Date, excluding any trade fixtures and/or personal property and/or alterations constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all trade fixtures installed by Tenant and existing at the time of such damage or destruction.

                 (b) Landlord's Right to Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

                          (i)     The Improvements are damaged by any peril
either (i) covered by the type of insurance Landlord is required to carry pursuant to Paragraph 10(c) or (ii) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds fifty percent (50%) of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if (1) the Improvements are damaged during the first two years of the initial Lease Term, (2) Tenant exericises its Extension Option to extend the Lease Term for one (1) three (3) year extended term as set forth in Subparagraph 4(d) below by delivering written notice of such Extension Option within thirty (30) days after Landlord has notified Tenant with its election to terminate this Lease pursuant to this subparagraph, and (3) Tenant agrees in writing to pay the amount of Landlord's deductible and deposits with Landlord an amount equal to the same within thirty (30) days after Landlord has notified Tenant with its election to terminate this Lease pursuant to this subparagraph.



                          (ii)    The Improvements are damaged by any peril
both (i) not covered by the type of insurance Landlord is required to carry pursuant to Paragraph 10(c) and (ii) not covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds five percent (5%) of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant agrees in writing to pay the amount by which the restoration cost exceed five percent (5%) of the replacement cost of the Improvements and deposits with Landlord an amount equal to the estimated amount of such excess within thirty (30) days after Landlord has notified Tenant with its election to terminate this Lease pursuant to this subparagraph.

                          (iii)   The Improvements are damaged by any peril
during the last twelve (12) months of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Monthly Installment of rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term for a period of three years within fifteen (15) days following the date of such damage.

                          (iv)    The Improvements are damaged by any peril
and, because of the Laws then in force, (i) may not be restored at reasonable costs to substantially the same condition in which it was prior to such damage, or (ii) if restored, may not be used for the same use being made thereof before such damage.

                 (c) Tenant's Right to Terminate. If the Improvements are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 16(b), then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Tenant may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

                          (i)     The Improvements are damaged by any peril
and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within one hundred eighty (180) days after the issuance of necessary building permits for such restoration.

                          (ii)    The Improvements are damaged by any peril
within twelve (12) months of the last day of the Lease Term, and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within the earlier of (1) ninety (90) days after the date of such damage, or (2) thirty
(30) days prior to the expiration of the Lease Term.

                 (d) Abatement of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, the Monthly Installment of rent and Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation from Landlord for loss of Tenant's property caused by such damage or restoration (unless such loss was caused by the negligence or willful misconduct of Landlord or its Agents and is not covered by insurance maintained or required to be maintained by Tenant under this Lease). Under no circumstances, however, shall Landlord be liable to Tenant for claims of lost profits or loss of business or income. business caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law, hereinafter enacted.

         17.     Condemnation.

                 (a) Definition of Terms. For the purposes of this Lease, the term (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; (3) "Partial Taking" means a Taking which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

                 (b) Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

                 (c) Total Taking. In the event of a Total Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

                 (d) Partial Taking. In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Buildings after the Taking and the denominator of which is the number of square feet contained in the Buildings prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; and (4) the remainder of the Award shall be paid to and be the property of Landlord.

         18. Mechanics' Liens. Tenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

         19. Inspection of the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities (upon 24 hour prior notice except in an emergency), and posting a notice of non-responsibility for alterations, additions or repairs.

         20. Compliance with Laws. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant's use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force pertaining to the use and occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law.

         Landlord agrees to comply with all Laws applicable to the maintenance and repair of the Common Areas; however, in the event such compliance requires the construction or installation of any capital improvements or structural improvements due to (i) Tenant's specific manner of use of its Premises or change in use of its Premises, (ii) Tenant's or its Agents' negligence or willful misconduct, (iii) any alterations, additions or improvements made or to be made by Tenant in the Premises or in Building B or Building D, or (iv) any applications for governmental approvals or permits requested by Tenant, Tenant agrees to reimburse Landlord for the costs of such compliance within thirty
(30) days following receipt of a written invoice(s) by Tenant.

         21. Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises or Landlord's interest or estate therein and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

                 (a) Subsequent Security Instruments. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the date of execution of this Lease provided that the Lender holding such Security Agreement agrees in writing that in the event of foreclosure of the Security Instrument in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as Tenant is not in default under this Lease. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms. However, if any Lender (as defined in Paragraph 31(h) below) of Landlord so requires, this Lease shall become prior and superior to any Security Instrument.

                 (b) Documents. Tenant shall execute any reasonable document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender reasonably and customarily requires in connection with such agreements, including provisions that the Lender not be liable for
(1) the return of any deposit or prepayment, unless the Lender receives it from Landlord, and (2) any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant. Tenant's obligation to execute and deliver any subordination agreement to any future Lender shall be conditioned upon such Lender agreeing that in the event of foreclosure of the mortgage or termination of the ground lease in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this

Lease so long as Tenant is not in default under this Lease.

                 (c) Tenant's Attornment. Tenant shall attorn (1) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or
(3) to the lessor under any underlying ground lease should such ground lease be terminated; provided such purchaser, transferee or lessor assumes Landlord's obligations under the Lease..

         22. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration (or any holding over by Tenant in a Building after the termination of this Lease with respect to such Building under Subparagraph 4(c) hereof) shall not constitute a renewal or extension or give Tenant any rights in or to the Premises (or any such Building) except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall, unless otherwise expressly agreed, be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

         23. Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when seventy-two (72) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, return receipt requested, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this paragraph. At the date of execution of this Lease, the address of Landlord is:

                          SB&D CO., INC.
                          511 Division Street
                          Campbell, California 95008
                          ATTN: Mr. Scott Trobbe


and the address of Tenant is:

                          CISCO SYSTEMS, INC.
                          170 West Tasman Drive
                          San Jose, CA. 95124
                          ATTN:  Chris Hampton


         24. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

         25.     Subleasing and Assignment.

                 (a) Landlord's Consent Required. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to each such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph 25(c) below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

         Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

                 (b) Transferee Information Required. If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least fifteen (15) days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises (including a list of the type and quantities of all Hazardous Materials to be used by the transferee on the Premises), the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee.

                 (c) Landlord's Rights. In the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer:

                          (i)     [Intentionally Omitted]

                          (ii)    Landlord may consent to the proposed Transfer
on the condition that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent (prorated in the event of any sublease by Tenant) payable by Tenant to Landlord under this Lease (less any brokerage commissions, costs of tenant improvements installed by Tenant for the transferee, attorneys' fees and advertising expenses incurred by Tenant in connection with the Transfer). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer; or

                          (iii)   Landlord may reasonably withhold its consent
to the proposed Transfer.

                 (d) Permitted Transfers. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent, assign its interest in the Lease or sublet the Premises or a portion thereof to (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of the Tenant's assets; provided that, in each instance described above, (a) the transferee assumes the obligations of the Tenant under this Lease in a written instrument delivered to Landlord; (b) the transferor tenant remains liable as a primary obligor for the obligations of Tenant under this Lease; and (c) the financial strength of the transferee tenant is sufficient to meet its obligations under this Lease as reasonably determined by Landlord. Any permitted transferee of Tenant's interest in this Lease or the Premises, or portion thereof, pursuant to the terms of this Subparagraph 25(d) is referred to herein as an "Affiliate" of Tenant.

         26. Successors. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

         27. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been previously furnished to Tenant. So long as such beneficiary or mortgagee is making reasonable efforts to cure the default, including, but not limited to, obtaining possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure, Tenant shall not have the right to terminate this Lease.

         28. Estoppel Certificate. Tenant agrees within five (5) business days following reasonable request by Landlord to (A) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (1) certifying that this Lease is unmodified and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying the defaults, if any, and (3) evidencing the status of the Lease as may be required either by a Lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and (B) to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver an estoppel certificate within ten (10) days following such request shall be an Event of Default under this Lease.

         Landlord agrees within five (5) business days following reasonable request by Tenant to execute and deliver to Tenant any documents, including estoppel certificates presented to Landlord by Tenant, (1) certifying that this Lease is unmodified and in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying the defaults, if any, and (3) evidencing the status of the Lease as may be required either by a Lender making a loan to Tenant to be secured by this Lease (if permitted hereunder) or an assignee or sublessee of Tenant. Landlord's failure to deliver an estoppel certificate within ten (10) days following such request shall be an event of default under this Lease (and Landlord shall have ten(10) days following written notice of such event of default within which to cure the same).

         29. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

         30. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. Any waiver shall be in writing and signed by both Landlord and Tenant.

         31.     General.

                 (a) Captions. The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

                 (b) Definition of Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of such transfer or conveyance; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

                 (c) Time of Essence. Time is of the essence for the performance of each term, covenant and condition of this Lease.

                 (d) Severability. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

                 (e) Quite Enjoyment. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

                 (f) Law. As used in this Lease, the term "Law" or "Laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

                 (g) Agent. As used in this Lease, the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

                 (h) Lender. As used in this Lease, the term "Lender" shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement affecting Landlord's interest in the Premises.

         32. Sign. Tenant shall not place or permit to be placed any sign or decoration on the Land or the exterior of the Building without the prior written consent of Landlord, which shall not be unreasonably withheld. Any sign or declaration placed on the Land or the exterior of the Building by or for Tenant shall be in compliance with all applicable laws, ordinances, rules and regulations. Tenant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the Parcel or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five (5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as additional rent upon demand, the cost of such removal. At the expiration or any earlier termination of this Lease, Tenant shall remove any sign which it has placed on the Land or applicable Building and shall repair any damage caused by the installation or removal of such sign.

         33. Interest on Past Due Obligations. Any Monthly Installment of rent due from Tenant, or any other sum due under this Lease from Tenant, which is received by Landlord after the date ten (10) days following the date written notice is given by Landlord to Tenant that such sum has not been paid when due, shall bear interest from said due date until paid, at an annual rate equal to the greater of (the "Permitted Rate"): (1) ten percent (10%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

         34. Surrender of the Premises. On the last day of the term hereof, or on the sooner termination of this Lease (or any termination of this Lease with respect to a particular Building under Subparagraph 4(c) hereof), Tenant shall surrender the Premises (or such Building) to Landlord in their/its condition existing as of the Commencement Date of this Lease (subject to approved alterations and improvements which Tenant shall not be required under this Lease to remove on or prior to the expiration or earlier termination of this Lease), ordinary wear and tear excepted, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's personal property and trade fixtures from the Premises (or such Building), and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises (or such Building) caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises (or such Building) are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises (or such Building) including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

         35. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

         36. CC&R's. This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part.
Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record hereafter affecting the Premises or the Land and any amendment thereof (the "CC&R's). All assessments and charges which are imposed, levied or assessed against the Premises pursuant to the above-described covenants, conditions and restrictions shall be paid by Tenant as Additional Rent. Tenant acknowledges that CC&R's or a reciprocal parking and access easement agreement (the "REA") may be executed by Landlord in connection with a possible division of the Land into two (2) approximately equal sized parcels and that Tenant shall subordinate this Lease to such CC&R's or REA so long as the same does not materially increase Tenant's obligations under this Lease or materially impair Tenant's use and enjoyment of the Premises or the Adjacent Premises (to the extent Tenant has a leasehold interest in the same).

         37. Brokers. Tenant represents and warrants to Landlord that it has not dealt with any broker respecting this transaction other than CPS Associates and hereby agrees to indemnify and hold Landlord harmless from and against any brokerage commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any broker claiming through Tenant or with which/whom Tenant has dealt.

         38. Limitation on Landlord's Liability. Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

                 (a) Tenant's sole and exclusive remedy and recourse against Landlord shall be as against Landlord's interest in the Premises;

                 (b) No partner, shareholder, officer or director of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the Landlord);

                 (c) No service of process shall be made against any partner, shareholder, officer or director of Landlord (except as may be necessary to secure jurisdiction of the Landlord);

                 (d) No partner, shareholder, officer or director of Landlord shall be required to answer or otherwise plead to any service of process;

                 (e) No judgment will be taken against any partner, shareholder, officer or director of Landlord;

                 (f) Any judgment taken against any partner, shareholder, officer, or director of Landlord may be vacated and set aside at any time nunc pro tunc;

                 (g) No writ of execution will ever be levied against the assets of any partner, shareholder, officer or director of Landlord; and

                 (h) The covenants and agreements of Tenant set forth in this Paragraph 38 shall be enforceable by Landlord and any partner, shareholder, officer or director of Landlord.

         39.     Hazardous Material.

                 (a) Definitions. As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes a nuisance upon the Premises or to adjacent properties or poses a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

For purposes of this Lease, the term "Hazardous Materials" shall not include hazardous or toxic materials used in connection with general office uses (such as toner, white out, office cleaning supplies) so long as the same are used in compliance with applicable environmental laws, rules and regulations.

                 (b) Permitted Use. Subject to the compliance by Tenant with the provisions of Subparagraphs c, d, e, f, g, h, i and j below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in EXHIBIT "D" attached hereto, in the quantities set forth in EXHIBIT "D".

                 (c)      Hazardous Materials Management Plan.

                          (i)     Prior to Tenant using, handling, transporting
or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in EXHIBIT "D"), Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material,
(dd) the method of transporting each material to and from the Premises and within the Premises, (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines reasonably and in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord reasonably and in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

                          (ii)    Tenant shall pay to Landlord when Tenant
submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord's reasonable costs and expenses reasonably incurred in connection with Landlord's review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such costs and expenses to Landlord, and Tenant shall pay all such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

                 (d) Use Restriction. Except as specifically allowed in Subparagraph (c) above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises caused or permitted by Tenant or its Agents results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material.

                 (e) Tenant Indemnity. Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises and/or the surrounding real property. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the disposal of any Hazardous Material on the Premises by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through, or about the Premises.

                 (f) Compliance. Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Land and the Premises, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

                 (g) Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material.

                 (h) Surrender. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, attorneys' and consultants' fees), fines, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises.

                 (i) Right to Appoint Consultant. Landlord shall have the right to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

                 (j) Holding Over. If any action of any kind is required or requested to be taken by any governmental authority to clean- up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over with respect to such portion of the Premises affected by the Hazardous Materials or the clean up, remediation or monitoring activities until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

                 (k) Existing Environmental Reports. Tenant hereby acknowledges that it has received, read and reviewed the reports and test results described in EXHIBIT "E" attached hereto and made a part hereof (the "Existing Environmental Reports") The Hazardous Materials, if any, currently present in, on or under the Premises as described in the Existing Environmental Reports are referred to herein as the "Existing Environmental Conditions"). Tenant shall not be responsible for remediating any Existing Environmental Condition unless Tenant exacerbates any Existing Environmental Condition.

                 (l) Provisions Survive Termination. The provisions of this Paragraph 39 shall survive the expiration or termination of this Lease.

                 (m) Controlling Provisions. The provisions of this Paragraph 39 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 39 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 39.

         40. Cooperation. Tenant shall reasonably cooperate with Landlord in granting such consents, easements and licenses to Landlord and third parties as may be necessary or convenient for Landlord to demolish, develop, repair, lease, subdivide or operate the Common Area or any Building as to which Tenant terminates this Lease under Subparagraph 4(c) above, provided that Tenant's use of, and access to, the Premises are not materially impaired.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                       TENANT:

                                       CISCO SYSTEMS, INC.,
                                       a California corporation

DATED: November 26, 1996               By: /s/Nancy Bareilles
                                       Name: Nancy Bareilles
                                       Title: Vice President of Worldwide
                                              Real Estate and Workplace
                                              Resources

                                       LANDLORD:

 .                                      SBC&D CO., INC.,
                                       a California corporation

DATED: November 26, 1996               By: /s/Scott R. Trobbe
                                       Name: Scott R. Trobbe
                                       Title: EVP

                                  EXHIBIT "A"

                                   SCHEDULE C
                               LEGAL DESCRIPTION

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California described as follows:

PARCEL ONE:

Beginning at an iron pipe found one foot below the surface of the ground in the Northerly line of the Alviso and Milpitas Road at the Southwesterly corner of that certain 35.75 acre tract (designated as Parcel Three) conveyed by San Jose Abstract & Title Insurance Co., a corporation, to Birger E. Williamson, et ux, by deed dated May 20, 1948 and recorded June 9, 1948 in Book 1628 of Official Records, page 274, Santa Clara County Records, and running thence Easterly along said Northerly line of said Alviso and Milpitas Road N. 89 deg. 50' E.
996.63 feet to an iron pipe set in the bottom of a drainage ditch; thence leaving said road and running Northerly and parallel with the Westerly line of said 35.75 acre tract, N. 0 deg. 06' E. 783.00 feet to an iron pipe; thence Westerly and along a line parallel with and distant 15 feet at right angles Northerly from the Northernmost row of pear trees, S. 89 deg. 56' 30" W. 996.63 feet to an iron pipe set one foot below the surface of the ground in the said Westerly line of said 35.75 acre tract; and thence Southerly and along said Westerly line of said 35.75 acre tract, S. 0 deg. 06' W. 784.91 feet to the point of beginning.

Being a part of said 35.75 acre tract and a part of that certain 35.75 acre tract (designated as Parcel Two) conveyed by said San Jose Abstract & Title Insurance Co., to said Birger E. Williamson, et ux, by the above mentioned deed and being located in the Esteros Rancho, as patented. Course True, Surveyed August 17, 1948 by F.A. Herrmann, Registered Civil Engineer No. 1616.

Excepting therefrom that certain parcel of land conveyed to the City of San Jose, a municipal corporation, by deed dated September 20, 1984 and recorded December 31, 1984 in Book J 150 of Official Records, page 718, described as follows:

Beginning at a point on the Northerly line of the above described 17.945 acre parcel of land, distant thereon S. 89 deg. 57' 27" W. 77.51 feet from the Northeasterly corner of said parcel; thence along said Northerly line N. 89 deg. 57' 27" E. 77.51 feet to said Northeasterly corner; thence leaving said corner along the Easterly line of said parcel S. deg. 06' 57" W. 75.07 feet to a point; thence leaving said Easterly line N. 45 deg. 53' 03" W. 107.76 feet to the point of beginning.

PARCEL TWO:

A portion of that certain 61.326, more or less, acre parcel of land shown on the Record of Survey filed for record in the office of the Recorder of the County of Santa Clara in Book 445 of Maps, at pages 31 and 32, more particularly described as follows:

Beginning at a point on the general Westerly line of the above described 61.326 acre parcel of land, said point being the Northwesterly corner of that certain
17.945 acre parcel shown as the "Lands of Wong, et al." on said point of beginning and running along said general Westerly line N.0 deg. 06' 57" E.
30.00 feet; thence leaving said general Westerly line Easterly along the arc of a curve to the right from a tangent which bears N. 89 deg. 57' 27" E. having a radius of 330.00 feet, a central angle of 18 deg. 11' 42" for a arc distance of
104.79 feet to a point of reverse curvature; thence Easterly along the arc of a curve to the left, tangent to the preceding curve having a radius of 270.00 feet, a central angle of 18 deg. 11' 42" for an arc distance of 85.74 feet to a point on the Northerly line of said 17.945, more or less, acre parcel; thence along said Northerly line S. 89 deg. 57' 27" W. 187.43 feet to the point of beginning.

ARB No:  015-30-006.01, 007

                                  EXHIBIT "B"

                                   SITE PLAN

                                  EXHIBIT "C"

                             IMPROVEMENT AGREEMENT

         This Improvement Agreement is made part of that Lease Agreement dated November 26, 1996 (the "Lease"), by and between SBC&D CO., INC., a California corporation ("Landlord") and CISCO SYSTEMS, INC., a California corporation ("Tenant").

         Except as otherwise provided herein, all defined or capitalized terms used herein shall have the same meaning as ascribed to such terms in the Lease. A default by either party under this Improvement Agreement shall also constitute a default by that party under the Lease.

         1. Landlord's Obligation to Construct the Buildings and Improve the Land. The parties hereto acknowledge that the Land is presently unimproved. Landlord shall improve the Land with two (2) building shells (the "Building Shells") as described in ATTACHMENT 1 attached hereto, and with general utility tenant improvements within such Building Shells (the "Tenant Improvements") as generally shown on the schematic plan attached hereto as ATTACHMENT 2 (the "Schematic Plan"). The Building Shells and the Tenant Improvements are collectively referred to herein as the "Improvements". (Under the terms of the Adjacent Lease (as defined in the Lease to which this Improvement Agreement is attached), Landlord shall also improve the Land with an additional two (2) building shells and with general utility tenant improvements with such additional two building shells.) The Improvements shall be constructed substantially in accordance with the site plan attached to the Lease as EXHIBIT "B" (the "Site Plan"), the Definition of Building Shells attached hereto as ATTACHMENT 1 (the "Building Shell Definition"), and the schematic plans for the

Tenant Improvements attached to the Lease as ATTACHMENT 2 (the "Schematic Plan"), as applicable, subject to the approval of and any changes required by any appropriate governmental authority or Landlord's Lender. The Improvements shall be constructed in accordance with the following:

                 (a) The Improvements will be constructed according to the Approved Final Plans developed according to subparagraph (b) below, and the two
(2) Buildings shall be approximately 150,000 square feet as designated by Landlord, in its sole and absolute discretion, and as permitted by the appropriate governmental authorities and Landlord's Lender. Promptly after the completion of the Buildings, Landlord shall cause its architect to certify that the Buildings have been completed substantially in accordance with the Final Building Plans, as altered by any changes approved by Landlord and Tenant under paragraph 4 below.

                 (b) Landlord and Tenant acknowledge that each has reviewed and approved preliminary plans for the Building Shells as are described on ATTACHMENT 3 attached hereto (the "Preliminary Building Plans"). Such Preliminary Building Plans have been submitted to the appropriate governmental agencies for review and approval. Landlord has commenced preparation of final plans, specifications and working drawings for the Buildings (the "Final Building Plans") which shall substantially conform to or represent logical developments from the Preliminary Building Plans. Landlord shall submit such Final Building Plans to Tenant for approval, and within five days following delivery of the same, Tenant shall review them and either (i) approve them, which approval shall not be unreasonably withheld, or (ii) specify in writing its objections to the Final Building Plans and all changes that must be made to the Final Building Plans to satisfy such objections; provided, however that Tenant may only object to the Final Building Plans on the basis that they do not substantially conform to the Preliminary Building Plans. If Tenant does not deliver any written objections to the Final Building Plans within the specified period, then Tenant shall be deemed to have approved the Final Building Plans. If Tenant does deliver such written objections within such time period, then the parties shall confer and use their best efforts to resolve such objections by Tenant within ten (10) days after Landlord has received notice thereof. If the parties are unable to resolve such objections by Tenant within said time period, then such objections shall be resolved by arbitration conducted according to the procedures described in paragraph 11 hereof. Upon Tenant's approval of the Final Building Plans, Landlord shall submit the Final Building Plans to the appropriate governmental agencies for approval. Immediately after all such governmental approvals have been obtained, and after such Final Building Plans have been approved by Landlord's Lender providing financing for the construction of the Improvements, then such approved Final Building Plans shall be initialed and dated by Landlord and Tenant. Such approved and initialed Final Building Plans, together with the Final TI Plans described in paragraph (c) below and any and all change orders approved by Landlord, Tenant and, if applicable, Landlord's Lender, are hereinafter collectively referred to as the "Approved Final Plans".

                 (c) Tenant shall, in accordance with the schedule attached hereto as ATTACHMENT 4, complete and deliver to Landlord preliminary plans for the Tenant Improvements (the "Preliminary TI Plans") which substantially conform to or represent logical developments from the Schematic Plan, and Landlord and Tenant shall submit, review and approve such Preliminary TI Plans in accordance with the applicable schedule set forth in ATTACHMENT 4. As soon as the Preliminary TI Plans are completed and approved by Landlord and Tenant, Tenant shall develop final plans, specifications and working drawings (the "Final TI Plans") which substantially conform to or represent logical developments from the Preliminary TI Plans and shall submit them to Tenant for approval, and the applicable procedures and time periods for plan submission, review and approval set forth in ATTACHMENT 4 shall govern the Final TI Plans. If the Final TI Plans are not approved by Landlord and Tenant by April 30, 1997, then any delays by Tenant beyond any of the deadlines for Tenant set forth in ATTACHMENT 4 shall constitute "Tenant Plan Delays"; except that Tenant Plan Delays shall not include reasonable delays by Tenant beyond a deadline for Tenant set forth in ATTACHMENT 4 to the extent the delay by Tenant shall have been caused by Landlord's unreasonable disapproval of the Preliminary TI Plans, Final TI Plans or revisions thereto, as applicable. Upon Landlord's approval of the Final TI Plans, Landlord shall submit the Final TI Plans to all appropriate governmental agencies for approval. Immediately after all such governmental approvals have been obtained, and after such Final TI Plans have been approved by Landlord's Lender providing financing for the construction of the Tenant Improvements, then such approved Final TI Plans shall be initialed and dated by Landlord and Tenant. Such approved and initialed Final TI Plans, together with the Final Building Plans described in paragraph (b) above and any and all change orders approved by Landlord, Tenant and, if applicable, Landlord's Lender, are collectively referred to as the "Approved Final Plans".

         2. Tenant Improvements. Tenant hereby acknowledges and agrees that the Tenant Improvements shall consist only of general utility interior improvements which may be of use to a subsequent user of the Premises (e.g., non-load bearing permanent partitions; windows; wall and floor coverings; standard HVAC equipment and wiring, standard electrical distribution facilities and wiring; standard lighting and utility fixtures). Landlord shall have no obligation to construct or pay for any special purpose improvements needed by Tenant for the conduct of its business or which might not be of use to a subsequent user of the Premises (e.g., demountable partitions, special building service equipment, trade fixtures of Tenant, special utility requirements, special security requirements, special structural supports, or other special or unusual interior improvements required by Tenant because of the use it intends to make of the Premises). In determining whether any interior improvement is a "general utility interior improvement" or a "special purpose improvement", the parties shall take into account the kind, quality, and amount of such improvements, their location in the Premises, and their relationship to the other improvements, in determining its general utility to subsequent users of the Premises.

         3. Construction Contracts. Landlord shall retain South Bay Construction Company (the "General Contractor") as general contractor to construct the Improvements. The contract entered into by Landlord with the General Contractor for the Tenant Improvements shall be in a form reasonably approved by Landlord and Tenant and on a "cost plus 2.5%" basis so that the General Contractor is paid a fee for profit and overhead equal to two and one half percent (2.5%) of the Project Costs (as hereinafter defined). "Project Costs" shall mean:

         (i) All "hard" construction costs for the construction of the Improvements according to the Approved Final Plans and all approved changes thereto, including, but not limited to, the following:

                                  (A)      All labor, supervision and benefit
costs therefore, including, without limitation, costs of a project manager and project superintendents;

                                  (B)      Costs of all materials;

                                  (C)      Value of all tools and equipment
consumed on the job and rental of all equipment used in the construction;

                                  (D)      Contract price for all construction
work undertaken by
general contractors and sub-contractors, including grading and site preparation;

                                  (E)      [Intentionally Omitted];

                                  (F)      The cost of all equipment and
fixtures, including the cost of installation;

                                  (G)      Engineering and architectural fees
for the preparation of all plans, specifications and working drawings;

                                  (H)      The cost of all other on-site and
off-site improvements made to the Land, including grading and filling portions of the Land, and the installation of paved parking and driveways, sidewalks, curbs, landscaping, irrigation and underground drainage systems;

                                  (I)      [Intentionally Omitted];

                                  (J)      the cost of bringing utilities from
the street to the Buildings, including, without limitation, service connection fees;

                                  (K)      [Intentionally Omitted];

                                  (L)      Costs of machinery and equipment
rented for the construction of the Improvements, or which are owned by General Contractor but are purchased for the construction and would not ordinarily be owned by General Contractor;

                                  (M)      Costs of reasonable transportation
and travel expenses incurred in connection with the construction of the Improvements;

                                  (N)      Cots of minor repairs and
replacements (including, without limitation, dismantling and removal thereof);

                                  (O)      Costs of removal of debris;

                                  (P)      Costs of telephone calls, postage
and delivery charges and reasonably petty cash expenses at the construction site office;

                                  (Q)      Costs of insurance required to be
maintained by General Contractor under the construction contract;

                                  (R)      Sales, use or similar taxes related
to the construction and for which General Contractor is liable;

                                  (S)      Costs of preventing damage or loss
in the event of an emergency (provided the emergency is not caused by the negligence of General Contractor);

                                  (T)      Costs of repairing work damaged or
improperly executed, provided the damage or improper execution did not result from the negligence of General Contractor (except that such costs shall be included in Project Costs notwithstanding the cause of such costs to the extent such costs are not covered by insurance);

                                  (U)      Such other costs as reasonably may
be incurred by the General Contractor in connection with the construction of the Improvements on the Land (including, without limitation, any and all "soft costs").

         4. Changes to Approved Final Plans. Once the Approved Final Plans have been finally approved by Landlord and Tenant and the general construction contract has been signed with the General Contractor, neither Landlord nor Tenant shall have the right to order extra work or change orders with respect to the construction of the Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall estimate any added or reduced cost resulting therefrom, and shall become effective and a part of the Approved Final Plans once approved in writing by both parties.

         5.      Commencement and Completion of the Improvements.  As soon as
(i) the

Approved Final Building Plans or Approved Final TI Plans, as applicable, have been developed as provided above, (ii) all necessary governmental approvals have been obtained, and (iii) Landlord has entered into a general construction contract with General Contractor for the construction of the Building Shells or Tenant Improvements, as applicable, then Landlord shall thereafter commence construction of the Building Shells or Tenant Improvements, as applicable, and shall diligently prosecute such construction to completion.

         6. Payment of Cost of Improvements. Landlord shall pay for all costs of constructing the Building Shells (as defined in ATTACHMENT 1 attached hereto). Tenant agrees that the Tenant Improvements must be of sufficient scope that the costs of the Tenant Improvements (the "TI Costs") are not less than a sum equal to Thirty Dollars ($30.00) multiplied by the rentable area of the Buildings. Landlord shall make available for the payment of all TI Costs an amount equal to Ten Dollars ($10.00) per square foot of rentable area of the Buildings (the "Base TI Allowance"). Tenant shall pay all of the TI Costs incurred or to be incurred by Landlord in excess of the Base TI Allowance (with such excess referred to herein as "Tenant's TI Contribution"). Prior to the commencement of construction of the Tenant Improvements, Landlord shall estimate the total cost of the Tenant Improvements (the "Total TI Cost Estimate") and Tenant's Contribution and shall deliver such estimates to Tenant. Tenant shall pay Tenant's Contribution to Landlord in installments as and when needed by Landlord to pay TI Costs until Tenant's TI Contribution has been paid, with each installment to be paid within ten (10) days after Landlord notifies Tenant that a progress payment toward TI Costs is to be made and delivers copies of the applicable invoices to Tenant (which invoices Tenant shall reasonably approve). The amount of the installments to be paid by Tenant to Landlord shall equal the actual TI Costs to be paid by the applicable progress payment (after deducting any applicable retention) less the Landlord Contribution Amount (hereinafter defined) with respect to the applicable progress payment until Landlord shall have paid a total amount equal to the Base TI Allowance toward the TI Costs; thereafter, Tenant's installments shall include all of the actual TI Costs to be paid by a progress payment after deducting any applicable retention, and Tenant shall also pay to Landlord the entire amount of any final payment and retention within then (10) days after written notice from Landlord that such retention is due and payable to the contractor(s). As used herein, the term "Landlord Contribution Amount" shall mean, with respect to each progress payment, the amount calculated by multiplying: (a) the actual TI Costs to be paid by the applicable progress payment (after deducting any applicable retention), by (b) the quotient obtained by dividing the Base TI Allowance by the Total TI Cost Estimate. Prior to the commencement of construction of the Building Shells, Tenant shall, if requested to do so by Landlord, provide assurances to Landlord's Lender that the funds necessary to pay Tenant's TI Contribution will be immediately available to Landlord as and when needed to pay TI Costs, which assurances shall be reasonably satisfactory to Landlord and Landlord's Lender. As soon as practicable following completion of the Tenant Improvements, Landlord shall notify Tenant of the actual cost of construction of the Tenant Improvements. Tenant shall have the right to audit the books, records, and supporting documents of the Landlord to the extent necessary to determine the accuracy of such notice of actual costs during normal business hours after giving Landlord at least three (3) business days prior written notice. Tenant shall bear the cost of such audit. Any such audit must be conducted, if at all, within one hundred and eighty (180) days after Landlord delivers its notice of actual costs to Tenant. In the event Tenant's payment of Landlord's estimate of Tenant's TI Contribution shall have resulted in either an overpayment or underpayment of the amount actually due, then an adjustment shall be made such that any overpayment shall be credited against the next Monthly Installment of rent or any underpayment shall be paid as Additional Rent together with the next Monthly Installment of rent.

         7. Delays in Completion. The parties hereto acknowledge that the date on which Tenant's obligation to pay the Monthly Installment of rent would otherwise commence may be delayed because of (i) Tenant Plan Delays, (ii) the entry by Tenant into the Premises which interferes with or delays the completion of Landlord's work, (iii) change orders requested by Tenant and approved by Landlord, and/or (iv) any other act or omission of Tenant. It is the intent of the parties hereto that the Tenant's obligation to pay the Monthly Installment of rent and Additional Rent not be delayed by any of such causes or by any other act of Tenant, and in the event it is so delayed, then Tenant's obligation to pay the Monthly Installment of rent and Additional Rent shall commence as of the date it would otherwise have commenced absent said delay(s) caused by Tenant.

         8. Delivery of Possession and Punchlist. When the Improvements are substantially completed, Landlord and Tenant shall together walk through and inspect the Improvements so completed, using their best efforts to discover all uncompleted or defective construction. After such inspection has been completed, each party shall sign a list of "punch list" items which Tenant has determined must be corrected by Landlord, and which Landlord has determined Landlord is obligated to correct. Landlord agrees to use reasonable efforts to complete those "punch list" items within thirty (30) days after executing such list. Notwithstanding anything contained herein, Tenant's obligations to pay the Monthly Installment of rent and Additional Rent shall commence as provided in the Lease, regardless of whether Tenant completes such inspection or executes such list.

         9. Construction Warranty for the Improvements. Effective upon completion of the Improvements, Landlord does hereby warrant that the construction of the Improvements was performed in accordance with the Approved Final Plans therefor in a good and workmanlike manner, and that all materials and equipment furnished conform to said plans and are new and otherwise of good quality; provided, however, that said representation and warranty shall not extend to, and Landlord shall not be liable for, any defect in construction or in the operation of equipment which is discovered either (i) eleven (11) months after the Commencement Date, or (ii) twelve (12) months after the recordation of a notice of completion for such improvements (which periods of time are referred to herein collectively as the "Warranty Period"). Tenant shall promptly notify Landlord in writing of any defect in construction or the operation of equipment discovered within the Warranty Period, and promptly thereafter Landlord shall commence the cure of such defect and complete such cure with diligence at Landlord's cost and expense. With respect to defects discovered after the expiration of the Warranty Period, the parties hereto acknowledge that it is their intention that Tenant have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in correcting such construction defects and in discharging its obligations regarding the repair and maintenance of the Premises. Upon request by Tenant following the expiration of the Warranty Period, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Improvements. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defective construction or operation of equipment so long as Tenant pays all costs incurred by Landlord so acting. Landlord makes no other express or implied warranty with respect to the construction or operation of the Improvements.

       10. Ownership of the Improvements. All of the Improvements which are constructed by Landlord shall become the property of Landlord upon installation and shall not be removed or altered by Tenant except as expressly permitted by the Lease.

         11.      Arbitration.   Any question, dispute or controversy
specifically required to be determined by arbitration pursuant to this Work Letter shall be determined by arbitration as provided in this paragraph, and shall in no way delay or affect the commencement of the Lease Term and/or Tenant's obligation to pay rent pending the outcome of such arbitration. Neither Landlord or Tenant shall have the right and hereby waive such right, to request or require arbitration of any other questions, dispute or controversy arising under the Lease. Arbitrable questions, disputes or controversies shall be arbitrated according to the following procedure. Either Landlord or Tenant may initiate arbitration by giving written notice to the other stating an intention to arbitrate, the issue to be arbitrated, and the relief sought.
Such arbitration shall be conducted pursuant to the provisions of the laws of the State of California then in force and the procedural rules of the American Arbitration Association or its successor insofar as said rules of procedure do not conflict with said laws or this paragraph. Once notice to arbitrate has been given, Landlord and Tenant shall within ten (10) days select one joint arbitrator, or if they cannot agree on one joint arbitrator then each shall select an arbitrator within fifteen (15) days of delivery of said notice and notify the other party of its selection. The two arbitrators selected shall designate the third arbitrator forthwith. No arbitrator may be related to or affiliated with either Landlord or Tenant. The three arbitrators shall convene in the county in which the Leased Premises are located as soon as practicable and offer Landlord and Tenant the opportunity to present their cases. If any party fails to appear, participate or produce evidence in an arbitration proceeding, the arbitrators may make their award and decision based solely on the evidence actually presented. The arbitrators shall, by majority vote, make such award and decisions as is appropriate and in accord with the terms of the Lease and such award and decision shall be binding upon Landlord and Tenant and enforceable in a court of law. Said award and decision shall include an award to the prevailing party of reasonable attorneys' fees and expenses and costs of arbitration. In the event their party fails to appoint an arbitrator or the two arbitrators fail to select a third arbitrator within the time required by this paragraph, upon application of either party the arbitrator shall be appointed by the American Arbitration Association, or if there be no American Arbitration Association or it shall refuse to perform this function, then by the then Presiding Judge of the Superior Court of the State of California for the County in which the Premises are located.



LANDLORD:                               TENANT:
                                        CISCO SYSTEMS, INC.,
SBC&D CO., INC.,                        a California corporation
a California corporation
                                        By: /s/Nancy Bareilles
By: /s/Scott R. Trobbe                  Name: Nancy Bareilles
Name:  Scott R. Trobbe                  Title:  Vice President of
Title: EVP                              Worldwide Real Estate and
                                        Workplace Resources

                          ATTACHMENT 1 TO EXHIBIT "C"

                         DEFINITION OF BUILDING SHELLS


The term Building Shells shall mean the following:

                         1.       BUILDING STRUCTURE

                                  (a) All foundations to include footings, piers, caissons, pilings, grade beams, foundation walls or other building foundation components required to support the entire building structure.

                                  (b)      Columns shall be steel box or pipe
                          columns.

                                  (c) All columns, beams, joists, purlins, headers, or other framing members to support the roof and roofing membrane.

                                  (d)      Five inch (5") thick concrete slab
                          on grade with welded wire mesh and any other reinforcing or structural connections that may be necessary to required.

                                  (e)      Exterior walls that enclose the
                          perimeter of the buildings with steel reinforcing and structural connections that may be necessary to required.

                                  (f)      All exterior glass and glazing with
                          anodized aluminum frames. Glass to be tinted as appropriate to the aesthetic design of the building. All exterior doors, door closer and locking devices necessary for proper functioning.

                                  (g)      Wood panel roof system to support
                          roofing membrane.

                                  (h)      Three (3) ply built up roofing with
                          cap sheet and all flashings by Owens-Corning, John Manville, or equal.

                                  (i)      Exterior painting of all concrete
                          with Tex-Coat or Kel-Tex textural paint. All caulking of exterior concrete joints in preparation for painting.

                          2.      PLUMBING

                                  (a)      Underground sanitary sewer laterals
                          connected to the city sewer main in the street and piped into each building and under the concrete slab on grade for the length of the buildings. Main waste lines under the slabs will be in as close proximity as possible to the building restroom locations.

                                  (b)      Domestic water mains connected to
                          the city water main in the street and stubbed to the buildings. Water mains to each building shall be not less than two and one half inches (2.5") in size.

                                  (c)      Roof drain leaders piped and
                          connected to the site storm drainage system.

                                  (d)      Gas lines connected to the city
                          public utility mains and to gas meters adjacent to, and in close proximity to each building. Meter supplied by utility company.

                          3.      ELECTRICAL

                                  (a)      All primary electrical service to
                          each building that is complete including underground conduit, wire feeders from transformer pads into the building's main switchgear electrical room. The electrical characteristics of the secondary side of transformers shall be 277/480 Volt. 3 phase and the rated capacity of the transformer shall be 2,000 amps for each building.

                                  (b) Underground pull section, meter, and panel(s), for site lighting and landscaping.

                                  (c)      Underground conduit from the street
                          to the building for telephone trunk line service by Pacific Telephone. Conduit to each building shall be not less than four inches (4").

                                  (d)      An electrically operated landscape
                          irrigation controller that is a complete and functioning system.

                                  (e)      Underground conduit from the
                          building to the main fire protection system, shutoff valve (PIV) for installation of security alarm wiring.

                                  (f)      All parking lot and landscape
                          lighting to include fixtures, underground conduit, wire, distribution panel and controller. All exterior lighting shall be a complete and functioning system.

                          4.      FIRE PROTECTION (SPRINKLERS)

                                  (a)      A complete and fully functional
                          overhead system distributed throughout the building. The systems shall be classified ordinary hazard group II, and be distributed throughout the building.

                                  (b)      System shall include all sprinkler
                          heads that may be
                          required by building codes above the ceiling, when ceilings are installed.

                                  (c)      Site sprinkler main to be sized
                          adequately to support typical office use densities.

                          5.      SITEWORK

                                  (a)      All work outside the building
                          perimeter walls shall be considered site work for the building shell and shall include grading, paving, landscaping, landscape irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, specialty paving (if required), retaining walls, planter boxes, parking lot and landscape lighting and other exterior lighting.

                                  (b)      Paving sections for automobile and
                          truck access shall be according to the Geological Soils Report.

                                  (c)      All parking lot striping to include
                          handicap signage and spaces.

                                  (d)      Underground site storm drainage
                          system shall be connected to the city storm system main.

                          ATTACHMENT 2 TO EXHIBIT "C"

                     SCHEMATIC PLAN FOR TENANT IMPROVEMENTS

                          ATTACHMENT 3 TO EXHIBIT "C"

                           PRELIMINARY BUILDING PLANS

                             BAYTECH OFFICE COMPLEX
                                  Drawing List
                               November 20, 1996



 DRAWING NAME                              DRAWING NUMBER            DATE                PREPARED BY
 ------------                              --------------            ----                -----------
 Planning Set - 10/30/96
 -----------------------

 Title Sheet                                     1                 10/30/96      The Hagman Group
 Approved PD Zoning May                          2                 10/30/96      The Hagman Group
 Site Plan                                       3                 10/30/96      The Hagman Group
 Grading/Drainage                              4 (C1)              10/30/96      Mission Engineers, Inc.
 Elevations                                      5                 10/30/96      The Hagman Group
 Elevations                                      6                 10/30/96      The Hagman Group
 Floor Plans                                     7                 10/30/96      The Hagman Group
 Floor Plans                                     8                 10/30/96      The Hagman Group
 Landscape Plan                                  9                 10/30/96      Reed Associates
 Details                                         10                10/30/96      The Hagman Group

 Final Revisions - 11/20/96
 --------------------------

 Site Plan                                       1                 11/20/96      The Hagman Group
 Grading/Drainage                              4 (C1)              11/20/96      Mission Engineers, Inc.
 Floor Plans                                     7                 11/20/96      The Hagman Group
 Floor Plans                                     8                 11/20/96      The Hagman Group

                          ATTACHMENT 4 TO EXHIBIT "C"

             SCHEDULES FOR PRELIMINARY TI PLANS AND FINAL TI PLANS


PRELIMINARY TI PLANS                                     DEADLINE
--------------------                                     --------
1.Tenant's submission of Preliminary TI Plans to         February 17, 1997
Landlord.

2. Landlord's review and approval, or disapproval        5 days after receipt.
with comments.

3. Tenant's submission of revised Preliminary TI         5 days after receipt of Landlord's disapproval with
Plans.                                                   comments.

 4. Repeat Steps 2 and 3 until March 5, 1997, then submit disagreements to arbitration under paragraph
11 of  the Improvement Agreement.

FINAL TI PLANS
--------------
                                                         DEADLINE
                                                         --------
1. Tenant's submission of Final TI Plans to Landlord.    45 days following approval of Preliminary TI Plans by
                                                         Landlord, but in no event later than April 18, 1997.

2. Landlord's review and approval, or disapproval        5 days after receipt.
with comments.

3. Tenant's submission of revised Final TI Plans.        5 days after receipt of Landlord's disapproval with
                                                         comments.

4. Repeat Steps 2 and 3 until April 30, 1997, then submit disagreements to arbitration under paragraph
11 of the Improvement Agreement.

                                  EXHIBIT "D"

          LIST OF HAZARDOUS MATERIALS TENANT WILL USE ON THE PREMISES


                                      NONE

                                  EXHIBIT "E"

                 DESCRIPTION OF EXISTING ENVIRONMENTAL REPORTS


 ITEM #        DATE                 DESCRIPTION
 ------        ----                 -----------
 1             11/19/86             Letter to David A. Wollenberg, The Cortana Corporation from Chilton H.
                                    Lee Law Offices.

 2             11/11/88             Letter to Steven Speno, Gibson Speno Co. From Albert P. Ridley, Woodard-
                                    Clyde Consultants

 3             11/23/88             Letter to Steven G. Speno, Gibson Speno Co. from Chip Macdonald, CPS

 4             01/15/90             Preliminary Site Assessment prepared for Union Bank by Applied
                                    Geosciences, Inc.

 5             03/05/90             Letter to Susan McCormack, Union Bank from Joseph E. Melio Jr., Applied
                                    Geosciences, Inc.

 6             09/16/94             Letter to Chip MacDonald, CPS Realty from Alex J. Gallego, Applied
                                    Geosciences, Inc.

 7             06/22/95             Letter to Valerie Howard, Orchard Properties from Kristen M. Wood,
                                    Applied Geosciences, Inc.

 8             01/05/96             Final Report, Phase 1 Site Assessment prepared for Mr. Kelly Heil,
                                    Colliers Parrish Int'l., Inc. by Mr. Tony Lam, Construction and
                                    Development Services.

 9             10/15/96             Letter to Rich Fehler, Clayton Environmental from Scott Trobbe, South Bay
                                    Development Co.

 10            10/18/96             Letter to Scott Trobbe, South Bay Development Co. from Matthew W. Hanko,
                                    Clayton Environmental Consultants.

 11            10/28/96             Preliminary Status Report, Environmental Site Assessment prepared for
                                    Vallerie Howard, CarrAmerica Reality Corp. by Lee Kurtzweil, ATC
                                    Environmental, Inc.

 12            10/29/96             Fax to Scott Trobbe, South Bay Development Co., from Sam Farb, Berliner &
                                    Cohen Attorneys at Law.

 13            11/04/96             Letter to Scott Trobbe, South Bay Development Co., from Matthew W. Hanks,
                                    Clayton Environmental Consultants.

 14            11/06/96             Letter to Scott Trobbe, South Bay Development Co., from Matthew W. Hanks,
                                    Clayton Environmental Consultants.

 15            11/08/96             Environmental Site Assessment prepared for Valerie Howard, Orchard
                                    Properties by Lee Kurtzweil, ATC Environmental

 16            11/18/96             Letter to Scott Trobbe, South Bay Development Co., from Matthew W. Hanks,
                                    Clayton Environmental Consultants





                                     Page 2